Innovid Receives NYSE Continued Listing Standards Notice

NEW YORK, May 19, 2023 – Innovid Corp. (NYSE: CTV), an independent advertising platform for delivery, personalization and measurement of converged TV across linear, connected TV (CTV) and digital (the “Company”), today announced that, on May 18, 2023, it received written notice from the New York Stock Exchange (the "NYSE") that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period. The NYSE notice does not result in the immediate delisting of the Company’s common stock from the NYSE.

In accordance with applicable NYSE rules, the Company plans to notify the NYSE that it intends to cure the stock price deficiency and return to compliance with the applicable NYSE continued listing standards. The Company can regain compliance at any time within a six-month cure period following its receipt of the NYSE notice if, on the last trading day of any calendar month during such cure period, the Company has both: (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of the applicable calendar month. The Company intends to remain listed on the NYSE and may, if appropriate, consider available options for regaining compliance, including, but not limited to, a reverse stock split, subject to stockholder approval.

The NYSE notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed on the NYSE during such cure period, subject to the Company’s compliance with other NYSE continued listing standards. Furthermore, the NYSE notice is not anticipated to impact the ongoing business operations of the Company or its reporting requirements with the U.S. Securities and Exchange Commission.

About Innovid
Innovid (NYSE:CTV) powers advertising delivery, personalization, measurement, and outcomes across linear, connected TV (CTV) and digital for the world's largest brands. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific.

To learn more, visit innovid.com or follow us on LinkedIn or Twitter.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1996. The Company's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," "aim," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations regarding its future financial results and expected growth. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid's ability to raise financing in the future, success in retaining or recruiting officers, key employees or directors, changes in applicable laws or regulations, Innovid's ability to maintain and expand relationships with advertisers, decreases and/or changes in CTV audience viewership behavior, Innovid's ability to make the right investment decisions and to innovate and develop new solutions, the accuracy of Innovid's estimates of market opportunity, forecasts of market growth and projections of future financial performance, the extent of investment required in Innovid's sales and marketing efforts, Innovid's ability to effectively manage its growth, the impact of the Covid19 pandemic, the risk of continued inflation and other macroeconomic events, acquisition related risks, and other important factors discussed under the caption "Risk Factors" in Innovid's Annual Report on Form 10-K filed with the SEC on March 18, 2022, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC's website at www.sec.gov and the Investors Relations section of Innovid's website at investors.innovid.com. Most of these factors are outside the Company's control and are difficult to predict. The Company cautions not to place undue reliance upon any forward looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Investor Relations
IR@innovid.com

Media
cyodice@daddibrand.com